UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2017

Atlas Growth Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	000-55603	80-0906030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Houston Street, Suite 300 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

Effective June 6, 2017, Freddie Kotek resigned from the board of directors of Atlas Growth Partners GP, LLC (the “General Partner”), the general partner of Atlas Growth Partners, L.P. (the “Company”). The board resignation was not the result of any disagreement with management or the Company.

(d)

Effective June 6, 2017, a majority interest of the members of the General Partner of the Company approved the appointment of Mark Schumacher to the board of directors of the Company’s General Partner. Mr. Schumacher, the General Partner’s Executive Vice President of Operations, is a named executive officer of the Company. For information regarding the employment agreement dated September 4, 2015, between Mr. Schumacher and Atlas Energy Group, LLC, a publicly traded Delaware limited liability company that manages and controls the Company through its 2.1% limited partnership interest in the Company and 80% member interest in the General Partner, please see the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 12, 2017

ATLAS GROWTH PARTNERS, L.P.

By:	Atlas Growth Partners GP, LLC, its General Partner

/s/ Jeffrey M. Slotterback
Name:	Jeffrey M. Slotterback
Title:	Chief Financial Officer

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